UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2009

CRANE CO.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

1-1657	13-1952290
(Commission File Number)	(IRS Employer Identification No.)

100 First Stamford Place, Stamford, CT	06902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 363-7300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THIS REPORT

SECTION 8 – OTHER EVENTS

ITEM 8.01	Other Events

On December 30, 2009, Crane Co. issued a press release announcing that it had executed agreements with GE Aviation Systems LLC and The Boeing Company resolving its claims relating to the brake control monitoring system for the Boeing 787. Under the agreements, Crane’s supply contract will now be direct to Boeing, and Crane will resume work, on a funded basis, on a modified version of the brake control monitoring system. Crane will receive payments aggregating $18.9 million in early 2010 associated with its claims. In conjunction with this agreement, Crane will record an EPS benefit of approximately $0.18 per share in the fourth quarter of 2009. This benefit was not included in the Company’s earnings guidance issued on October 26, 2009, of GAAP EPS for the full year 2009 of $1.90-$2.05.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(a)	None

(b)	None

(c)	None

(d)	Exhibits

99.1	Press Release dated December 30, 2009, issued by Crane Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRANE CO.

Dated: December 30, 2009	By:	/s/ TIMOTHY J. MACCARRICK
Timothy J. MacCarrick
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 30, 2009, issued by Crane Co.

5